Filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended

Registration Number 333-127483

PROSPECTUS SUPPLEMENT NO. 1

(To the Prospectus dated January 18, 2006)

27,936,667 Shares of

Common Stock

This Prospectus Supplement supplements the prospectus dated January 18, 2006 (the “Prospectus”) relating to the sale by the holders of Common Stock of CNX Gas Corporation.

This Prospectus Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THE PROSPECTUS.

This Prospectus Supplement is filed solely for the purposes of reflecting changes in holdings of existing selling stockholders under the Prospectus. As of February 6, 2006, the Selling Stockholder table included under the Section “SELLING STOCKHOLDERS”, which begins on page 104 in the Prospectus, is revised to amend the information with respect to the following selling stockholder:

Name of Selling Stockholder(1)	Number of Outstanding Shares	Percent	Number of Shares of Common Stock that may be sold in Offering
Gracie Capital LP (52)	100,289	*	100,289

*	Less than 1%.
(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements if and when necessary.
(52)	Daniel Nir, the Managing Member of P&S Capital Partners, LLC, the General partner of this selling stockholder has voting and investment authority over the shares beneficially owned by this selling stockholder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 6, 2006.